Exhibit 24.1

THE SYSOREX GLOBAL HOLDINGS CORP.

REGISTRATION STATEMENT ON FORM S-3

POWER OF ATTORNEY

Each undersigned officer and/or director of Sysorex Global Holdings Corp., a Nevada corporation (the "Registrant"), does hereby make, constitute and appoint Nadir Ali, Chief Executive Officer of the Registrant, and Wendy Loundermon, Interim Chief Financial Officer of the Registrant, and any other person holding the position of Chief Executive Officer or Chief Financial Officer of the Registrant from time to time, and each of them, as attorney-in-fact and agents of the undersigned, each with full power of substitution and resubstitution, with the full power to execute and file:

(i)	the Registration Statement on Form S-3 (the "Form S-3 Registration Statement") with respect to the registration under the Securities Act of 1933, as amended, of such number of shares of common stock, preferred stock, warrants to purchase common stock or preferred stock, and/or units comprised of any combination thereof (collectively, the “Securities”) to raise gross proceeds up to $75,000,000, and any additional amount of Securities that may be registered pursuant to Rule 462(b) under the Act (a “462(b) Registration Statement” and together with the Form S-3 Registration Statement, the “Registration Statements”);

(ii)	any and all amendments, including post-effective amendments, and exhibits to the Registration Statements; and

(iii)	any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Registration Statements, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorney.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have subscribed to the above as of May 7, 2015.

Signature	Title

/s/ Nadir Ali	CEO (Principal Executive Officer)
Nadir Ali	and Director

/s/ Wendy F. Loundermon	Interim Chief Financial Officer (Principal Financial
Wendy F. Loundermon	and Accounting Officer)

/s/ Salam Qureishi	Chairman of the Board and Director
Salam Qureishi

/s/ Len Oppenheim	Director
Len Oppenheim

/s/ Geoffrey Lilien	Director
Geoffrey Lilien

/s/ Tom Steding	Director
Tom Steding

/s/ Kareem Irfan	Director
Kareem Irfan

/s/ Tanveer Khader	Director
Tanveer Khader